Exhibit 99.1

Covance Central Laboratories and NeoGenomics Enter into Exclusive Alliance to Provide Comprehensive Anatomic Pathology, Histology and Specialty Laboratory Testing Services for Clinical Trials

Alliance provides clients with seamless global specialty testing services critical to oncology clinical trials

Princeton, N.J. and Ft. Myers, Fla. – November 18, 2013 – Covance Inc. (NYSE: CVD), one of the world’s largest and most comprehensive drug development services companies, and NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of oncology-focused genetics testing services, today announced a strategic collaboration to jointly provide anatomic pathology and specialty laboratory testing services for global clinical trials.

Through the alliance, Covance’s clients will gain access to fully integrated anatomic pathology and histology (APH) services, including immunohistochemistry (IHC), fluorescence in-situ hybridization (FISH), and molecular testing. Covance will establish a laboratory at NeoGenomics’ Fort Myers, Fla. facility and, together with NeoGenomics, will provide a full range of APH, tissue-based biomarkers and other specialty testing services. The companies will then expand joint capabilities globally at Covance’s central laboratory locations in Shanghai, China; Geneva, Switzerland; and Singapore.

As part of the alliance, Covance will have access to NeoGenomics’ extensive medical and scientific networks, which includes more than 500 pathologists. NeoGenomics gains access to Covance’s broad market reach, established client relationships, and extensive clinical trials experience. The alliance will provide seamless global testing services supporting oncology and companion diagnostics strategies for biopharmaceutical firms around the world.

“The collaboration with NeoGenomics will offer our clients fully integrated anatomic pathology services from sample preparation, staining and imaging, to pathology interpretation by leading pathologists, in an end-to-end manner,” said Paul Kirchgraber, MD, Vice President of Laboratory Operations & Medical Affairs, Covance Central Laboratory Services. “Providing these integrated services through the Covance laboratory co-located within NeoGenomics results in improved turnaround times critical to oncology clinical trials.”

Douglas VanOort, NeoGenomics Chairman and CEO, stated, “Our oncology-focused genetic and molecular testing services are a perfect complement to Covance’s extensive laboratory services and will allow NeoGenomics to rapidly grow its clinical trials business with a world-class partner. We also look forward to the exciting opportunities that this collaboration will open up in the field of companion diagnostics.”

About Covance Inc.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $2.2 billion and more than 12,000 employees located in over 60 countries. Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

About NeoGenomics, Inc.

NeoGenomics is a high-complexity CLIA – certified clinical laboratory that specializes in cancer-focused genetic and molecular testing services. The company’s testing services include cytogenetics, fluorescence in-situ hybridization (FISH), flow cytometry, immunohistochemistry, anatomic pathology and molecular genetic testing. NeoGenomics services the needs of pathologists, oncologists, other clinicians and hospitals throughout the United States. Information on NeoGenomics’ products and services, press releases, and SEC filings can be obtained through its website at www.neogenomics.com.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, factors described in each of Covance’s and NeoGenomics filings with the Securities and Exchange Commission including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Neither Covance nor NeoGenomics undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in either company’s expectations.

For further information, please contact:

Covance, Inc.

United States	Europe and Asia Pacific
Melissa Thompson	Sabine Schneider Nash
Mobile: 609-216-5077	Mobile: +41798236706
Melissa.Thompson1@covance.com	Sabine.SchneiderNash@covance.com

NeoGenomics, Inc.

Steven C. Jones

Executive VP – Finance & Director of Investor Relations

(239) 325-2001

sjones@neogenomics.com

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